Exhibit 10.1
CONTRACT FOR SALE OF COMMERCIAL PROPERTY AND ASSETS & MANAGEMENT AGREEMENT

STATE OF SOUTH CAROLINA	)	CONTRACT OF SALE
	)	FOR
COUNTY OF BEAUFORT	)	COMMERCIALY PROPERTY AND ASSETS

This Contract of Sale is entered into by and among Ultimate Dirt. LLC (A Real Properly Seller @). Ultimate Car Wash, LLC ("Asset Seller"). and Travel Center Partners, Inc. ("Purchaser").

WHEREAS, Real Property Seller owns the real estate located at 34 Plantation Business Park, Bluffton, South Carolina, and

WHEREAS, Asset Seller owns and operates that certain convenience store/gas/car wash generally known as the Ultimate Car Wash ( the "Business") located on the Real Property, and

WHEREAS, Purchaser desires to buy the Real Estate and Assets of the Business.

NOW, THEREFORE, for due and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

W I T N E S S E T H:

1.  The above recitals are incorporated herein.

2.  Property. Purchaser will purchase and Real Property Seller will sell that certain real estate and the improvements thereof  (“Real Property") which is the subject of this Contract, and is generally described as follows; 34 Plantation Business Park, Bluffton, SC, Beaufort County. South Carolina. Likewise, Purchaser shall purchase from Asset Seller the furniture, fixtures and equipment and good will of the Shell gas station located on the Real Property (the “Assets”)

3.  Purchase Price. The purchase price for the Real Property and Assets is Four Million Four Hundred Thousand and No/100 ($4,400,000.00) Dollars ("Purchase Price").

4.  Conveyance of Real Property. Upon receipt of the Purchase Price above, Real Property Seller will convey or cause to be conveyed marketable, insurable title to the Real property by General Warranty deed and stamps thereon, subject to all applicable restrictions, covenants, easements, options and affirmative obligations as reflected by documents now of record with the Office of the Register of Deeds for Beaufort County. South Carolina, none of which shall prohibit the Purchaser from continuing the current use of the Property.

5. Conveyance of Assets. Upon receipt of the Purchase Price above, Asset Seller shall convey or cause to be conveyed by Bill of Sale the good will of the aforementioned Shell Gas Station along with furniture, fixtures and equipment.

6. Allocation of Purchase Price and Financing.The allocation of the Purchase Price listed above shall be as follows:

Real Estate	$4,000,000,00
Assets	$350,000,00
Goodwill	$50,000,00

7. Title. Purchaser will notify the Real Property Seller in writing of any objection to matters of title of the Property within sixty (60) days of the date of this closing. Upon receipt of such notice of objection(s) from Purchaser. Real  Property Seller shall make a reasonable effort to correct the objection prior to closing.

8.  Risk of Loss or Damage. The risk of loss or damage to the Property by fire or other casualty until Closing is the responsibility of Real Property Seller or Asset Seller, as the case may be. In the case of loss or damage, Real Property Seller or Asset Seller, as the case may be, has the option to restore the Property, whether  the  real  property or the assets, within a reasonable time to substantially its undamaged condition or to terminate this Contract, unless Purchaser effects to accept the Property in its damaged condition. Should Real Property Seller or Asset Seller terminate this Contract as permitted herein, all Largest Money shall be returned to Purchaser, whereupon this Contract shall become null and void.

9. Closing The Closing shall take place on or before November 1, 2012. Purchaser has the right to extend closing , upon thirty (30) days prior written notice for up to six (6) additional months. Any extension hereunder shall also extend the Management Agreement attached hereto.

10. Prorations. All County and Municipal taxes, Public Service District water and sewer changes, maintenance assessments, and other applicable charges incident to ownership shall be prorated as of the Closing Date.

11. Closing Expensese.Real Property Seller and Asset Seller and Purchaser will each pay such closing expenses customarily paid in Beaufort County, South Carolina. Expenses of ownership, including taxes and regime or association fees and/or assessments, as well as any lease payments shall be prorated as of the date of closing.

12. Default. In any action for default hereunder by either party, the prevailing party shall be entitled to the costs of such action and attorneys fees in addition to any other damages awarded. Should default occur hereunder the rights of the parties shall be as follows:

a. As to Purchaser: Upon the failure of Purchaser to comply with the terms herein within the stipulated time, Real Estate Seller or Asset Seller may, at its option (i) because of the difficulty in ascertaining actual resulting damages, retain the Earnest Money deposit and all other funds paid hereunder or under the Management Agreement (Exhibit “A” hereto) as liquidated and agreed damages: and/or (ii) pursue such legal or equitable remedies as may be available. In the event of default of this Contract or the Management Agreement attached hereto, then the Management Agreement shall automatically terminate and the Real Property Seller and Asset Seller shall immediately resume management and control of the assets.

b. As to Real Property Seller or Asset Seller: Upon the failure of  Real Property Seller or Asset Seller to comply with the terms terms herein within the stipulated time. Purchaser may, at its option pursue such legal or equitable remedies as may be available.

 13. Escrow Agent. Finger & Fraser. P.A.,P.O. Box 24005, Hilton Head Island, SC 29925-4005 shall be the Escrow Agent. The Escrow Agent shall disburse the Earnest Money only upon written instruction from both parties or an order of an appropriated court. In the event of a dispute as to entitlement of any Earnest Money held by the Escrow Agent, the Escrow Agent may deposit such Earnest Money as aforesaid, the Escrow Agent shall have no further responsibility or liability to either party. The parties acknowledge that the Escrow Agent is also acting as attorneys for the Real property Seller and Asset Seller. All parties waive any and all conflicts pertaining there to.

14. Assignment. This Contract shall bind and inure to the benefit of  the respective parties hereto, their, successors, and assigns. This Contract shall not be assigned by Purchaser without Real Property Sellers’s consent, with the expressed exception of the Purchaser’s right to form a Limited Liability Company for the purpose of taking title to the Real Property.

15. Management of Property. Between the date of this Contract and the closing date. Purchaser shall manage the Real Property and Business pursuant to the Management Contract attached hereto as Exhibit “A” This Contract and the Management Agreement shall be interpreted together and neither shall be considered by itself as a stand-alone document.

16. Severability. In the event any provision of this Contract or part thereof shall be by any court of competent jurisdiction to be invalid, void or otherwise unenforceable. the remaining provisions  hereunder. or parts thereof  shall remain in full force and effect and shall in no way be affected. Impaired or invalidated thereby. It being understood that such remaining provisions shall be constructed in such a manner most closely approximating the intention of the parties with respect to the invalid,  void or unenforceable provision or part thereof.

17. Counterparts. For the convenience of the parties hereto, any number of counterparts hereof may be executed and each such counterpart shall be deemed to be an original instrument.

18. Governing Law and Jurisdiction. This Contract shall be governed in and construed in accordance with the laws of South Carolina. Furthermore, the parties hereto agree to jurisdiction in the Court of Common Place of Beaufort County. South Carolina.

19. Classification of Headings. Title of the paragraphs and subparagraphs included herein have been inserted as a matter of convenience of reference only and shall not affected the meaning or construction of any of the terms or provisions hereof.

20. Condition of Property. At closing, Real Property Seller and Asset Seller will convey to Purchaser all improvements on the Property and assets as described herein, included  in the sale Aas is @ with no warranty as to the condition of such property and assets, including , without limitation. any hazardous environmental conditions which may exist on the Real property. If the institutional lender requires Phase I Environmental Report, and the results of which are not satisfactory to the Institutional Lender, Purchaser may effect to terminate this Contract without penalty in writing within five (5) days of the results of the Phase I Environmental Report being received by the Purchaser.

21. Entire Agreement.  This Contract and all documents and instruments incorporated hereby by specific reference are intended by the parties hereto to be the final expression of their agreement and constitute a complete and exclusive statement of the terms hereof notwithstanding any representations or statements to the contrary here to fore made. This Contract may not be amended, modified, altered or changed in any respect whatsoever, except by a further agreement in writing, duly executed by the parties hereto.

22. Date of Contract.  Whenever used herein, date of this Contract shall mean the date this Contract is executed by the last of any of the parties hereto.

23. Notices.  All notices required hereunder will be personality delivered or sent by certified mail. Return receipt requested to the addresses as follows:

To:           Ultimate Dirt, LLC
Attn:       197 Rose Hill Way
 Bluffton, SC 29910

To:           Ultimate Car Wash, LLC
Attn:       197 Rose Hill Way
 Bluffton, SC 29910

To:           Travel Center Partners, Inc.
Attn:        PO Box 15021
 Surfside Bch., Sc 29587
 843-274-5974

24. Attorney Fees. Purchaser shall be responsible for Purchaser’s attorney’s fees and real Property Seller and Asset Seller shall be responsible for their respective Seller’s attorney’s fees.

25. Attorneys’ Fees to Prevailing Party. In connection with any litigation, including appellate proceedings, arising out of this Agreement, the prevailing party will be entitled to recover reasonable attorneys’ fees and costs.

26. Broker. The Real Property Seller and Purchaser each warrant to the Other that no real estate broker or agent has been used or consulted in connection with the purchase and sale of the property Each covenants and agrees to defend, indemnify and save the other harmless form an and against any actions, damages, claims fees or commissions, costs, expenses (including reasonable attorneys’ fees), resulting or arising from any commission, fees, costs and or expenses due to any real estate brokers or agents because of the purchase and sale of the property and the execution and delivery of this Contract, due to the acts of the indemnifying party.

27. Survival. The terms of this Contract as contained in items 6, 12, 15, 16, 18, 20, 21, 23, and 25 shall survive the closing of this Contract.

IN WITNESS WHEREOF, Purchaser and Seller have caused this Contract to be duly executed as of the date set forth below.

WITNESSES:	PURCHASER:

TRAVEL CENTER PARTNERS, INC.

By:____________________________
Its:____________________________
Dated:_________________________

REAL PROPERTY SELLER:
ULTIMATE DIRT, LLC

By:______________________________
CLM Irrevocable Trust
Dated:____________________________

ASSET SELLER:
ULTIMATE CAR WASH, LLC

By:______________________________
CLM Irrevocable Trust
Dated:____________________________

EXHIBIT “A”

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT is made and entered into on this 8th day of November, 2011, by and between Travel Center Partners Inc. (hereinafter “TCP”) and Ultimate Car Wash, LLC (hereinafter “UCW”)

NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of all of which is acknowledged, UCW grants TCP the right to manage and operate that certain business known as Ultimate Car Wash/Shell Convenience Store (the “Business”) located at 34 Plantation Business Park, Bluffton SC 29910 under the terms and conditions set forth below:

1.  Term. TCP agrees to operate the Business for a term commencing on December 1, 2011. And continuing through the date that TCP closes on the purchase of the Real Estate and Business. Unless extended by the parties to this Agreement pursuant to Paragraph 11, or earlier terminated by breach or anticipatory breach.

2.  Duties. TCP shall manage and operate the Business for and on behalf of UCW. TCP shall operate the business in its sole and absolute discretion.  TCP shall be solely responsible for the operation of the Business during the term of this Management Agreement. The parties specifically agree that TCP shall have overall responsibility for all personnel actions and shall make all daily management and operating decisions, The directions of all personnel will be done by and through TCP. It is further agreed by TCP that the car wash located on the property is included under the management Agreement and all such operation shall be under the management of TCP and all revenues generated by such shall be retained by TCP during the Management Agreement period, UCW has a right upon reasonable time and notice to inspect the property and business records of the TCP operation during the Management Agreement period.

3. Compensation. In consideration TCP shall pay to the UCW the following:

a)	Six Thousand Five Hundred and No/100 ($6,500.00) Dollars per month during the Management Agreement;

b)
TCP shall pay the amount of One Thousand Nine Hundred and No/100 ($1,900.00) Dollars per month for the three (3) automobile payments during the Management Agreement. TCP shall pay the amount of One Thousand Five Hundred and No/100 ($1,500.00) Dollar per month for health insurance as directed by UCW during the Management Agreement;

c)	TCP shall pay Fourteen Thousand and No/100 ($14,000.00) Dollars per month towards the bank payment on the location and the Power Bill for power to service the location during the Management Agreement

TCP First South $4,000/mo. First south $6,632/mo. Colson due $5,073.

d)	TCP is to also pay all other operating expenses related to the operation of the location during the Management Agreement, including its share of the taxes and insurance;

e)
TCP  shall pay all accounts payable of UCW listed on Exhibit 1 attached hereto, payment in full must occur on or before six (6) months from the date of this Agreement or upon the closing of the Real Estate and Business Acquisition, whichever occurs first; and

f)	TCP shall pay for all insurance and real estate, property and sales taxes during Management Agreement period. Any funds in excess of the payments set our herein shall be the property of TCP.

g)
While this Management Agreement is in effect. the Maxey Family may continue to purchase gasoline products and car wash service for their personal motor vehicles, without payment at the time of sale. At Closing all such purchases shall deducted from the final Purchase Price.

TCP agrees to pay any late payments from First South or Colson immediately

4. Inventory.  TCP agrees to pay for the inventory in the location at the time of takeover and will pay for any gasoline/diesel fuel in the tanks at the time of takeover as the product is sold. TCP does not have to purchase any inventory over ninety days old. The price of the inventory shall be at UCW’s cost.

5. Repairs. TCP agrees to make any repairs, maintenance, and/or improvements to the  location at its expense during the time of the Management Agreement.

6. Termination. This Management Agreement shall terminate at the closing of the purchase of the Real Estate and Business under the terms set out in the Contract of Sale.

7. Exclusive Negotiating Rights. In consideration of the expenditures of time, effort and expense by TCP in connection with management of the Business and the purchase of the Business, UCW agrees that between the date of t execution o f this Agreement and the later of Termination or Closing, UCW will not enter into or conduct any discussions with any other prospective purchaser of the Business, and that TCP will use its best efforts to preserve the Business and to retains the goodwill of its customers, suppliers and others having business relations with TCP during the Management Agreement.

8. Funds Paid Under Management Agreement. This Management Agreement is an Exhibit to the Contract of Sale. Any funds paid to UCW hereunder will be credited on the purchase price set forth in the Contract of Sale. In the event TCP does not close on the Contract of Sale, any fnds paid hereunder are not to be reimbursed to TCP.

9. Not a Stand-alone Agreement. This Management Agreement is an Exhibit to a Contract of Sale by and among the parties hereto and as such is contingent upon the Terms and Conditions contained therein. UCW may upon the breach of the Terms and Conditions contained in the Contract for Sale or this Management Agreement terminates both at its discretion.

10. Assignment. TCP may assign this Management Agreement to a qualified third party upon the consent of UCW, which consent shall not be unreasonably withheld.

11. Licenses. UCW agrees to leave all its licenses in place during this Management Agreement. TCP agrees to indemnify and hold UCW harmless from any and all claims relating to the use of said licenses.

WITNESS our signatures, this the 8 day of November, 2011.

TRAEL CENTER PARTNERS, INC.	ULTIMATE CARE WASH, LLC
By:________________________	By:_____________________
CLM Irrevocable Trust